SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:	February 6, 2008

(Date of earliest event reported):	February 4, 2008

LOEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

667 Madison Avenue, New York, N.Y.	10065-8087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

    On February 4, 2008, Lorillard, Inc. (“Lorillard”), a wholly-owed subsidiary of Loews Corporation (“Loews”), filed a registration statement on Form S-4 (No. 333-149051) with the Securities and Exchange Commission registering (a) the distribution of 108,459,891 shares of Lorillard common stock by Loews to holders of Carolina Group stock, a class of common stock of Loews, in redemption of all outstanding shares of Carolina Group stock, and (b) the offer and exchange by Loews of up to 65,445,000 shares of Lorillard common stock in exchange for outstanding shares of Loews common stock pursuant to an exchange offer to holders of Loews common stock.

    The information under Item 7.01 of this Current Report is being furnished by Loews and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed by Loews pursuant to the Securities Act of 1933, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: February 6, 2008	By:	/s/ Gary W. Garson
Gary W. Garson
Senior Vice President
General Counsel
and Secretary